EXHIBIT 10.11       AGREEMENT FOR DEED-IN-LIEU-OF FORECLOSURE


Parties: Angeles Partners XV, a California limited partnership ("Borrower"); and Angeles Mortgage Investment Trust, a California business trust ("Lender")

Property:   Property in Cuyahoga County, Ohio.  The property is legally described in Schedule A attached hereto.

Date:       August 23, 1995


                                 R E C I T A L S


      A. Borrower is the owner of fee simple title to the Property. Lender is the owner of a judgment lien in Cuyahoga County Common Pleas Court Case No. 278338 in the amount of $2,724,991.06 with 12.5% interest from January 18, 1995 and costs in the amount of $25.00, filed January 18, 1995 at 4:29 p.m. as Cuyahoga County Common Pleas Judgment No. JL000738 (the "Judgment Lien").

      B. By side letter agreement (the "Letter Agreement") of even date with this Agreement, Lender upon the terms stated in the Side Letter, has agreed to provide Borrower with a Credit (as that term is defined in the Side Letter) upon the consummation of this Agreement by the filing of the Deed for record.

      C. Lender, in its sole discretion, may elect to assign some or all of its rights under this Agreement and/or direct that conveyance of the Property be made to a purchaser designated by Lender.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual provisions and covenants made herein, and the receipt of other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, Borrower and Lender hereby agree that:


                                   Agreements


      1. Consideration. The consideration for the conveyance of the Property to Lender by Borrower shall be Credit. It is the intention of the parties hereto that the delivery of the Deed (as hereinafter defined) and the Credit shall constitute a final and complete settlement of all obligations between them arising from, related to or connected with the Property.

      2. Conveyance. The Property shall be conveyed by Borrower to Lender, or at Lender's option, to Lender's designee, in lieu of Lender foreclosing upon the Judgement Lien by a good and sufficient limited warranty deed ("Deed") warranting the Property to be free and clear of liens and encumbrances by, from, through, or under the Borrower except matters of record, including without limitation, (a) liens and encumbrances of record, (b) zoning ordinances, (c) easements and rights of way of record, and (d) conditions, limitations, and restrictions of record.

      3. Title Exceptions. Borrower and Lender have been furnished with a Commitment for Title Insurance issued by the Title Company on Commonwealth Land Title Insurance Company as underwriter, Commitment No. ST 17744, dated July 9, 1995, (the "Commitment"), showing title to the Property to be subject to (a) taxes and assessments, not delinquent (b) various pipeline rights of way, (c) restriction in a deed from Louie J. Zelter to Roger M. Haendiges, dated February 6, 1975, recorded in Volume 13811, page 967 of Cuyahoga County Records, (d) Open-End Mortgage from Robert M. Haendiges to The Cleveland Trust Company, dated March 23, 1979, recorded in Volume 15192, page 315 of Cuyahoga County Records, assigned to The Fidelity Mutual Life Insurance Company by Assignment, dated September 14, 1979, recorded in Volume 1233, page 127 of Cuyahoga County

Records, together with related mortgage loan documents consisting of subordination, nondisturbance and attornment agreements, an assignment of rents and leases and a financing statement, (e) the Judgement Line, (f) an acreage note, and (g) a center line exception for Van Epps Road (collectively, the "Title Exceptions"). On the date the Deed is filed for record, Lender shall be furnished with an updated Commitment confirming that the Property is released from the Judgment Lien, and subject only to the Title Exceptions other than the Judgment Lien.

      4. Representations and Warranties: Lender represents and warrants that it has the power and authority to perform this Agreement, and that the officer signing this Agreement on its behalf, is duly authorized.

      5. Escrow. As promptly as possible, and in any event, on or before August 24, 1995, Lender shall deposit in escrow with the Surety Title Agency, Inc. ("Title Company") the partial release to reflect the Credit of record in the public records of Cuyahoga county, Ohio (the "Release"). As promptly as possible, and in any event, on or before August 24, 1995, Borrower shall deposit in escrow with the Title Company the Deed. As promptly after the foregoing items are deposited in escrow as is possible, an in any event within three (3) business days after such items are deposited, the Title Company shall consummate the transaction provided for herein by (a) filing the Deed for record, (b) filing the Release for record, and (c) furnishing Lender with the Confirmatory Report.

      6. Casualty and Condemnation. (a) In the case of damage or destruction to the Property before the Deed is filed for record, Borrower shall promptly give Lender written notice of the damage or destruction, together with such reasonable details of which Borrower may have knowledge, including, without limitation, an estimate of the reasonable and necessary cost of restoration of the Property as nearly as practicable to its condition immediately before that damage or destruction. After Borrower's notice is given, Lender may at its option terminate this Agreement without further obligation under this Agreement, or if Lender shall elect not to terminate this Agreement, the parties to this Agreement shall close the transaction as contemplated in accordance with the terms of this Agreement and Borrower shall assign to Lender or Lender's designee all insurance proceeds, including rental loss insurance proceeds, if any, for the period from and after the Deed is filed until the Property is fully restored, for such damage or destruction.

      (b) If before the Deed is filed, written notice shall be received by Borrower of any action, suit, or proceeding to condemn or take all or any part of the Property under the powers of eminent domain, Lender shall have the right to terminate its obligations under this Agreement by notice in writing to Borrower given before the Deed is filed. If the Lender shall elect not to terminate its obligation sunder this Agreement, Lender shall receive an absolute assignment on the date the Deed is filed of the entire proceeds of or right to the condemnation award. Borrower shall convey the Property less that part so taken or subject to the condemnation proceeding, as the case may be.

      7. Prorations. Taxes and assessments, tenant rents and utility costs, shall not be prorated. The operating account for the Property, including all tenant rents, deposits and cash, shall be transferred from Borrower to Lender.

      8. Expenses. Lender or Lender's designee shall pay the cost of filing the Deed for record, the escrow fee of the Title Company, and the title examination charges and related costs of obtaining the Commitment and the Confirmatory Report.

      9. Broker. Borrower represents that the Property is not listed for sale with a real estate broker or agent, and Borrower and Lender agree that upon the filing of the Deed for record, no commission or other payment shall be due or payable to any entity or person.

      10. Failure of Title. If for any reason whatsoever, the Title Company cannot furnish Lender with the Confirmatory Report, this Agreement shall terminate, and Borrower and Lender shall be released of all liabilities and obligations hereunder; provided, however, that (a) the Lender may waive any title exception or defect which is not among Title Exceptions, and (b) Borrower shall have thirty (30) days after being advised by the Title Company of such a title exception or defect not so waived in which to cure the same.

      11. Restoration of Rights and Remedies. If for any reason whatsoever this Agreement shall terminate and not be consummated in accordance with its terms and conditions, the Lender shall be fully restored to all rights and remedies which it has at law or in equity, or pursuant to the Judgment Lien, and Borrower shall not be entitled to, and shall not raise the existence or termination of this Agreement as a defense to any action which Lender may institute against Borrower pursuant to the Judgment Lien.




      12. Notices. All notices, demands and requests given or required or desired to be given hereunder shall be in writing and shall be delivered in person or by overnight express delivery or by United States certified mail, return receipt requested, postage prepaid, as follows:


      To Borrower:      Angeles Partners XV
                        c/o Insignia Financial Group
                        One Insignia Financial Plaza
                        Greenville, South Carolina  29602
                        Attention:  John LeBeau

      To Lender:        Angeles Mortgage Investment Trust
                        340 N. Westlake Blvd.
                        Suite 230
                        Westlake Village, CA  91362
                        Attention:  Ann Merguerian

      with a copy to :  Squire, Sanders & Dempsey
                        4900 Society Center
                        127 Public Square
                        Cleveland, Ohio  44114
                        Attention:  Mary Yuen-Ng


      13. Counterparts. This Agreement may be executed in several counterparts, each of which shall, for all purposes, be deemed an original. All of such counterparts, taken together, shall constitute one and the same agreement.

      14. Entire Agreement. This Agreement, the Deed, the Release and any other instrument delivered hereunder, constitutes the entire agreement of the parties hereto as to the subject matter hereof, and there are no agreements, representations, warranties or promises as to the subject matter hereof which are not set forth herein.

      15. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of Borrower and Lender, their respective successors, assigns, grantees, and legal representatives.




      Borrower and Lender have executed this Agreement by and through their respective duly authorized officers and partners as of the date first set forth above.

                                    ANGELES PARTNERS XV,
                                     a California limited partnership

                                    By:   Angeles Realty Corporation II
                                          a California corporation
                                          Its General Partner


                                    By:   Robert D. Long, Jr.

                                    Name:  Robert D. Long, Jr.

                                    Its:     CAO/Controller

                                    ANGELES MORTGAGE INVESTMENT TRUST
                                     a California business trust


                                    By:   Anna Merguerian

                                    Name:    Anna Merguerian

                                    Its:    Vice President




                   PARTIAL RELEASE OF CERTIFICATE OF JUDGMENT


      ANGELES MORTGAGE INVESTMENT TRUST ("AMIT") is the owner and holder of a Certificate of Judgement against Angeles Partners XV ("AP XV") in Cuyahoga County Common Please Case No. 278338 in the amount of $2,724,991.06 with interest at the rate of 12.5% per annum from January 18, 1995 and costs of $25.00, filed January 18, 1995 at 4:29 P.M. as Cuyahoga County Common Pleas Judgment Lien No. JL000738 (the "Judgement Lien"). AP XV has conveyed to AMIT by deed-in-lieu of foreclosure, certain property situated in the City of Brooklyn Heights, Ohio, known for street numbering purposes as 4705 Van Epps Road, and more particularly described on Schedule A attached hereto and made a part hereof (the "Property"). In consideration of the conveyance of the Property, the sum of $500,000.00 has been credited by AMIT to AP XV against the amount secured by the Judgement Lien, and the amount of the Credit is hereby released from the lien and operation of the Judgement Lien, without, however, in any way invalidating or affecting the lien or operation of the Judgement Lien upon the remainder of the real estate and property which is subject thereto.

      IN WITNESS WHEREOF, ANGELES MORTGAGE INVESTMENT TRUST, by its duly authorized officer, has signed this instrument this 23 day of August, 1995.


Signed and acknowledged                   ANGELES MORTGAGE INVESTMENT TRUST
in the presence of:


Donna Sivachenko                          By: Ann Merguerian
Signature of Witness                         Vice President

Donna Sivachenko
Printed Name of Witness



Ronald J. Consiglio
Signature of Witness


Ronald J. Consiglio
Printed Name of Witness





STATE OF CALIFORNIA     )
                        )  SS:
COUNTY OF VENTURA       )


      BEFORE ME, a Notary Public in and for said County and State, personally appeared Anna Merguerian, Vice President of Angeles Mortgage Investment Trust, a California business trust, who acknowledged to me that she did sign the foregoing instrument as the duly authorized officer of said trust, and that the same was its free act and deed and her free act and deed individually and as such officer.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 23rd day of August, 1995.

                                           Chimata Gandhi
                                          Notary Public

                                          My commissions expires:  10/8/1998


This instrument was prepared
by Sidney B. Hopps




                                   SCHEDULE A




                                LEGAL DESCRIPTION

Situated in the Village of Brooklyn Heights, County of Cuyahoga, State of Ohio and known as being part of Original Brooklyn Township Lot No. 89 and further bounded and described as follows:

Beginning at the intersection of the centerlines of Van Epps Road, 50 ft. wide, and Eastview Drive, 50 ft. wide; thence North 25 degrees 22' 45" East 33.19 ft. Along the centerline of Van Epps Road to its intersection with the West prolongation of the North line of Eastview Drive and the principal place of beginning; thence continuing North 25 degrees 22' 45" East 71.12 ft. along the centerline of Van Epps Road to an angle point; thence North 10 degrees 27' East
288.50 ft. along the centerline of Van Epps Road to its intersection with the North line of land conveyed to Christ Ferbart by deed recorded in Volume 41, Page 702 of Cuyahoga County Records; thence South 89 degrees 56' 40" East
228.76 ft. along the North line of land conveyed to said Christ Ferbart to its intersection with a zoning line; thence South 10 degrees 27' West 352.30 ft. to a point in the South line of land conveyed to said Christ Ferbart; thence South 0 degrees 8' 55" East 1 foot to a point in the North sideline of Eastview Drive; thence South 89 degrees 51' 05" West 247.84 ft. along the North sideline of Eastview Drive and its Westerly prolongation to the centerline of Van Epps Road and the principal place of beginning, according to a map by Vincent C. McGarvey, Civil Engineer, October 1974.